Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces First Quarter 2018 Results;
Net Income Before Taxes Up 12% Over Prior Year Quarter

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for first quarter 2018:
▪	Income before taxes of $19.5 million in the first quarter 2018, up 11.6% compared to $17.5 million in the first quarter of 2017
▪	Net income of $14.8 million, up 35.3% compared to $10.9 million in the first quarter of 2017
▪	Return on average assets (ROAA) of 1.23% compared to 0.91% in the first quarter of 2017
▪	Return on average equity (ROAE) of 13.07% compared to 10.17% in the first quarter of 2017
▪	Efficiency ratio of 54.05% compared to 55.81% in the first quarter of 2017 (Non-GAAP measure; see P. 11 for definition)

•	Asset quality remains solid:
o	Nonperforming assets (NPAs) fell by $2.6 million compared to March 31, 2017
o	NPAs to total assets improved to 0.55%, compared to 0.61% at March 31, 2017
o	Quarterly net chargeoffs were equal to 0.01% of average loans on an annualized basis, compared to 0.05% for the first quarter of 2017

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average core (non-maturity) deposits per branch grew $135 thousand to $21.6 million from December 31, 2017 to March 31, 2018
o	Average core deposits were $37.5 million higher in the first quarter 2018 compared to the first quarter 2017, an increase of 1.2%

•	Loan portfolio reaches all-time high:
o	Average loans were up $211 million for the first quarter 2018 compared to first quarter of 2017
o	At $3.67 billion as of March 31, 2018, loans reached an all-time high

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FOR IMMEDIATE RELEASE:

TrustCo Announces First Quarter 2018 Results;
Net Income Before Taxes Up 12% Over Prior Year Quarter

Glenville, New York – April 23, 2018

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced first quarter 2018 net income of $14.8 million compared to $10.9 million for the first quarter 2017, an increase of 35.3%.  First quarter 2018 results include the impact of a lower tax rate resulting from the Tax Cuts and Jobs Act.  On a pre-tax basis, earnings rose from $17.5 million in the first quarter 2017 to $19.5 million in the first quarter 2018, an increase of 11.6%.

Summary

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased to start 2018 off with a strong performance, including an increase of 11.6% in pre-tax earnings and 35.3% in net income for the first quarter 2018 as compared to the first quarter 2017.  Solid revenue growth and expense control combined with the lower tax rate to produce these results.  Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.  In terms of our core business, we continue to add customer relationships, which ultimately drive future growth.  We will continue to take advantage of opportunities as they are presented during the coming year and beyond.”

TrustCo saw continued solid loan growth in the first quarter 2018 compared to the prior year, led by an increase in residential mortgages.  Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and cash flow from investments, as well as growth in funding from customers and expansion of shareholders equity.  The continued shift toward loans helped sustain the margin despite a decline in mortgage loan yields and higher CD rates.  We note that current mortgage rates exceed the yield on our existing portfolio of mortgages, which, if sustained, will be a positive going forward.  In addition, the cost of our non-maturity deposits remained stable in the first quarter.  The Federal Reserve decision to raise the target Federal Funds rate has contributed to our results as our cash position immediately repriced upward.  Only a portion of the impact of the 25 basis point increase announced on March 22, 2018 is reflected in first quarter results.  While total average deposits were down slightly in the first quarter 2018 versus the prior year, core deposits were up $37.5 million over that time frame.  The shift towards increased core deposits contributed to our cost of funds increasing only 6 basis points from the first quarter 2017 to the first quarter 2018.   The gain in core deposits was the result of growth in demand deposits and low cost interest bearing checking deposits.  TrustCo’s strong liquidity position continues to allow it to take advantage of opportunities as they arise.

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Details

Average loans were up $210.9 million or 6.1% in the first quarter 2018 over the same period in 2017. Average residential loans, our primary lending focus, were up $236.7 million or 8.1% in the first quarter 2018, over the same period in 2017.  Overall loan growth was constrained by a $24.0 million decline in average outstandings on home equity lines of credit and a $1.9 million decline in average commercial loans. Average deposits were down $15.6 million or 0.4% for the first quarter 2018 over the same period a year earlier.  The decrease in deposits was the result of a $53.0 million decline in average time deposits and smaller declines in money market and savings deposits.  Excluding time deposits, total core deposit accounts, which consist of checking, savings and money market deposits, were up $37.5 million from the first quarter 2017 to the first quarter 2018.  Within core, money market balances were down $32.9 million, checking balances were up $84.7 million (including interest bearing and non-interest bearing balances) and savings were down $14.4 million.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  The cost of interest bearing deposits increased to 0.42% in the first quarter 2018 from 0.36% in the first quarter 2017.  The cost of core deposits, including demand, remained flat at 0.13% over this same time frame.  Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.”

For the first quarter 2018, return on average assets and return on average equity were 1.23% and 13.07%, respectively, compared to 0.91% and 10.17% for the first quarter 2017.  Diluted earnings per share were $0.153 for the first quarter 2018, compared to $0.114 for the first quarter 2017.  Overall expense control remains a key area of focus.  Total operating expenses increased by $136 thousand in the first quarter 2018 as compared to the first quarter 2017, with relatively modest increases in several categories mostly offset by declines other categories.  The modest increase in expenses was more than offset by a $1.9 million increase in revenue (net interest income plus non-interest income).  The effective tax rate was 24.2% in the first quarter of 2018, compared to 37.5% in the year ago period, reflecting the Tax Cuts and Jobs Act.

“While some banks have backed away from branches, a customer-friendly branch franchise continues to be the key to our long term plans.  We continue to make good progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.”

“At March 31, 2018, our average deposits per branch were $29.2 million, compared to $28.8 million at December 31, 2017.  While total deposit growth is important, TrustCo strives to maximize customer relationships through attracting and increasing core deposit balances.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

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Asset quality and loan loss reserve measures continued to improve.  Nonperforming loans (NPLs) were $24.9 million at March 31, 2018, compared to $26.4 million at March 31, 2017.  NPLs were equal to 0.68% of total loans at March 31, 2018, compared to 0.77% at March 31, 2017.  The coverage ratio, or allowance for loan losses to NPLs, was 178.6% at March 31, 2018, compared to 166.7% at March 31, 2017.  Nonperforming assets (NPAs) were $27.0 million at March 31, 2018 compared to $29.6 million at March 31, 2017.  The ratio of loan loss allowance to total loans was 1.21% as of March 31, 2018, compared to 1.28% at March 31, 2017 and reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $44.4 million at March 31, 2018 compared to $44.0 million at March 31, 2017.  The provision for loan losses was $300 thousand for the first quarter 2018, compared to $600 thousand in the first quarter 2017.  Net chargeoffs for the first quarter 2018 decreased versus the first quarter 2017, falling to $90 thousand from $442 thousand in the year earlier period.  The annualized net chargeoff ratio was 0.01% for the first quarter 2018, compared to 0.05% in the first quarter 2017.

The net interest margin for the first quarter 2018 was 3.29%, up 15 basis points versus the first quarter 2017, as increases in short term interest rates led to significantly higher earnings on cash, while slightly better returns were also achieved in the investment portfolio.  Loan yields flat, but  higher volumes increased interest income.  During the same period, the cost of interest bearing liabilities increased six basis points.

At March 31, 2018 the equity to asset ratio was 9.37%, compared to 8.98% at March 31, 2017.  Book value per share at March 31, 2018 was $4.80 compared to $4.57 a year earlier.

TrustCo Bank Corp NY is a $4.9 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 145 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2018.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss fourth quarter 2017 results will be held at 9:00 a.m. Eastern Time on April 24, 2018.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10119261. The call will also be audio webcast at: http://services.choruscall.com/links/trst180424.html, and will be available for one year.

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Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2018, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; adverse conditions on the securities markets that lead to impairment in the value of securities in our investment portfolio; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; technological changes and electronic, cyber, and physical security breaches; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	03/31/18		12/31/17		03/31/17
Summary of operations
Net interest income (TE)	$39,319		39,259		37,413
Provision for loan losses	300		300		600
Noninterest income	4,679		4,288		4,727
Noninterest expense	24,155		23,536		24,019
Net income	14,808		7,362		10,947

Per common share
Net income per share:
- Basic	$0.154		0.077		0.114
- Diluted	0.153		0.076		0.114
Cash dividends	0.066		0.066		0.066
Book value at period end	4.80		4.75		4.57
Market price at period end	8.45		9.20		7.85

At period end
Full time equivalent employees	827		846		802
Full service banking offices	145		145		144

Performance ratios
Return on average assets	1.23%		0.60		0.91
Return on average equity	13.07		6.38		10.17
Efficiency (1)	54.05		53.13		55.81
Net interest spread (TE)	3.22		3.22		3.08
Net interest margin (TE)	3.29		3.29		3.14
Dividend payout ratio	42.70		85.81		57.47

Capital ratios at period end
Consolidated equity to assets	9.37%		9.34		8.98
Consolidated tangible equity to tangible assets (2)	9.36%		9.33		8.97

Asset quality analysis at period end
Nonperforming loans to total loans	0.68		0.67		0.77
Nonperforming assets to total assets	0.55		0.56		0.61
Allowance for loan losses to total loans	1.21		1.21		1.28
Coverage ratio (3)	1.8	x	1.8	x	1.7	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Interest and dividend income:
Interest and fees on loans	$38,091	37,914	37,513	36,662	36,044
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	750	614	465	607	595
State and political subdivisions	7	10	6	11	12
Mortgage-backed securities and collateralized mortgage obligations-residential	1,763	1,730	1,815	1,944	1,958
Corporate bonds	133	148	153	154	151
Small Business Administration-guaranteed participation securities	352	358	380	394	415
Mortgage-backed securities and collateralized mortgage obligations-commercial	42	43	22	21	23
Other securities	5	4	4	4	4
Total interest and dividends on securities available for sale	3,052	2,907	2,845	3,135	3,158

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	260	261	276	296	316
Corporate bonds	-	-	102	154	154
Total interest on held to maturity securities	260	261	378	450	470

Federal Reserve Bank and Federal Home Loan Bank stock	77	151	125	134	134

Interest on federal funds sold and other short-term investments	2,017	1,779	1,927	1,727	1,246
Total interest income	43,497	43,012	42,788	42,108	41,052

Interest expense:
Interest on deposits:
Interest-bearing checking	106	107	113	134	124
Savings	419	429	435	435	430
Money market deposit accounts	439	457	469	468	466
Time deposits	2,860	2,412	2,247	2,181	2,283
Interest on short-term borrowings	358	359	345	349	349
Total interest expense	4,182	3,764	3,609	3,567	3,652

Net interest income	39,315	39,248	39,179	38,541	37,400

Provision for loan losses	300	300	550	550	600
Net interest income after provision for loan losses	39,015	38,948	38,629	37,991	36,800

Noninterest income:
Trustco Financial Services income	1,815	1,457	1,844	1,425	1,858
Fees for services to customers	2,645	2,597	2,767	2,797	2,637
Other	219	234	243	282	232
Total noninterest income	4,679	4,288	4,854	4,504	4,727

Noninterest expenses:
Salaries and employee benefits	10,422	10,536	10,360	9,559	10,210
Net occupancy expense	4,315	4,140	4,027	4,267	4,109
Equipment expense	1,751	1,465	1,669	1,428	1,556
Professional services	1,430	1,325	1,679	1,963	1,928
Outsourced services	1,925	1,760	1,650	1,500	1,500
Advertising expense	630	559	699	607	713
FDIC and other insurance	1,023	1,102	1,018	1,012	1,047
Other real estate expense, net	372	401	275	(4)	499
Other	2,287	2,248	2,149	2,581	2,457
Total noninterest expenses	24,155	23,536	23,526	22,913	24,019

Income before taxes	19,539	19,700	19,957	19,582	17,508
Income taxes	4,731	12,338	7,361	7,342	6,561

Net income	$14,808	7,362	12,596	12,240	10,947
Net income per common share:
- Basic	$0.154	0.077	0.131	0.127	0.114

- Diluted	0.153	0.076	0.131	0.127	0.114

Average basic shares (in thousands)	96,353	96,230	96,102	96,003	95,879
Average diluted shares (in thousands)	96,490	96,393	96,205	96,073	95,987

Note: Taxable equivalent net interest income	$39,319	39,259	39,190	38,553	37,413

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
ASSETS:

Cash and due from banks	$39,373	44,125	41,598	43,783	41,352
Federal funds sold and other short term investments	577,797	568,615	582,599	663,360	641,839
Total cash and cash equivalents	617,170	612,740	624,197	707,143	683,191

Securities available for sale:
U. S. government sponsored enterprises	151,327	137,994	123,658	128,386	162,341
States and political subdivisions	525	525	534	536	887
Mortgage-backed securities and collateralized mortgage obligations-residential	297,633	315,840	335,530	352,591	357,683
Small Business Administration-guaranteed participation securities	64,113	67,059	69,818	72,858	75,429
Mortgage-backed securities and collateralized mortgage obligations-commercial	9,573	9,700	9,824	9,903	9,923
Corporate bonds	35,227	40,162	40,381	40,498	40,612
Other securities	685	685	685	685	685
Total securities available for sale	559,083	571,965	580,430	605,457	647,560

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	26,174	27,551	29,268	31,211	33,276
Corporate bonds	0	0	0	9,997	9,994
Total held to maturity securities	26,174	27,551	29,268	41,208	43,270

Federal Reserve Bank and Federal Home Loan Bank stock	8,779	8,779	8,779	9,723	9,579

Loans:
Commercial	185,129	186,207	187,281	183,035	184,451
Residential mortgage loans	3,171,548	3,132,521	3,070,970	2,999,306	2,929,928
Home equity line of credit	301,885	308,916	311,753	316,674	326,280
Installment loans	8,413	8,763	8,278	8,458	8,277
Loans, net of deferred net costs	3,666,975	3,636,407	3,578,282	3,507,473	3,448,936
Less:
Allowance for loan losses	44,379	44,170	44,082	44,162	44,048
Net loans	3,622,596	3,592,237	3,534,200	3,463,311	3,404,888

Bank premises and equipment, net	35,240	35,157	35,028	35,174	35,175
Other assets	62,522	59,579	58,373	58,466	63,080

Total assets	$4,931,564	4,908,008	4,870,275	4,920,482	4,886,743

LIABILITIES:
Deposits:
Demand	$403,782	398,399	397,623	390,120	373,930
Interest-bearing checking	915,163	891,052	862,067	871,004	838,936
Savings accounts	1,266,852	1,260,447	1,265,229	1,285,886	1,287,802
Money market deposit accounts	539,839	556,462	564,557	572,580	583,909
Time deposits	1,109,444	1,066,966	1,075,886	1,088,824	1,113,892
Total deposits	4,235,080	4,173,326	4,165,362	4,208,414	4,198,469

Short-term borrowings	203,910	242,991	216,508	233,621	220,946
Accrued expenses and other liabilities	30,477	33,383	33,477	31,081	28,628

Total liabilities	4,469,467	4,449,700	4,415,347	4,473,116	4,448,043

SHAREHOLDERS' EQUITY:
Capital stock	100,002	99,998	99,562	99,511	99,493
Surplus	175,674	175,651	172,712	172,603	172,628
Undivided profits	229,267	219,436	218,401	212,112	206,173
Accumulated other comprehensive loss, net of tax	(8,490)	(1,806)	(3,060)	(3,593)	(5,568)
Treasury stock at cost	(34,356)	(34,971)	(32,687)	(33,267)	(34,026)

Total shareholders' equity	462,097	458,308	454,928	447,366	438,700

Total liabilities and shareholders' equity	$4,931,564	4,908,008	4,870,275	4,920,482	4,886,743

Outstanding shares (in thousands)	96,359	96,289	96,108	96,015	95,917

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets

	03/31/18	12/31/17	09/30/17	06/30/17	03/31/17
New York and other states*
Loans in nonaccrual status:
Commercial	$1,213	1,543	1,696	1,711	1,858
Real estate mortgage - 1 to 4 family	21,424	20,350	20,926	20,639	22,772
Installment	19	57	30	25	41
Total non-accrual loans	22,656	21,950	22,652	22,375	24,671
Other nonperforming real estate mortgages - 1 to 4 family	38	38	40	41	41
Total nonperforming loans	22,694	21,988	22,692	22,416	24,712
Other real estate owned	2,190	3,246	2,879	3,585	3,191
Total nonperforming assets	$24,884	25,234	25,571	26,001	27,903

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	2,154	2,389	1,895	2,112	1,712
Installment	4	-	-	-	-
Total non-accrual loans	2,158	2,389	1,895	2,112	1,712
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,158	2,389	1,895	2,112	1,712
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$2,158	2,389	1,895	2,112	1,712

Total
Loans in nonaccrual status:
Commercial	$1,213	1,543	1,696	1,711	1,858
Real estate mortgage - 1 to 4 family	23,578	22,739	22,821	22,751	24,484
Installment	23	57	30	25	41
Total non-accrual loans	24,814	24,339	24,547	24,487	26,383
Other nonperforming real estate mortgages - 1 to 4 family	38	38	40	41	41
Total nonperforming loans	24,852	24,377	24,587	24,528	26,424
Other real estate owned	2,190	3,246	2,879	3,585	3,191
Total nonperforming assets	$27,042	27,623	27,466	28,113	29,615

Quarterly Net Chargeoffs (Recoveries)
	03/31/18	12/31/17	09/30/17	06/30/17	03/31/17
New York and other states*
Commercial	$(6)	(86)	(2)	-	64
Real estate mortgage - 1 to 4 family	28	249	613	334	261
Installment	66	50	56	37	31
Total net chargeoffs	$88	213	667	371	356

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	-	(1)	(41)	52	84
Installment	2	-	4	13	2
Total net chargeoffs	$2	(1)	(37)	65	86

Total
Commercial	$(6)	(86)	(2)	-	64
Real estate mortgage - 1 to 4 family	28	248	572	386	345
Installment	68	50	60	50	33
Total net chargeoffs	$90	212	630	436	442

Asset Quality Ratios
	03/31/18		12/31/17		09/30/17		06/30/17		03/31/17

Total nonperforming loans(1)	$24,852		24,377		24,587		24,528		26,424
Total nonperforming assets(1)	27,042		27,623		27,466		28,113		29,615
Total net chargeoffs(2)	90		212		630		436		442

Allowance for loan losses(1)	44,379		44,170		44,082		44,162		44,048

Nonperforming loans to total loans	0.68%		0.67%		0.69%		0.70%		0.77%
Nonperforming assets to total assets	0.55%		0.56%		0.56%		0.57%		0.61%
Allowance for loan losses to total loans	1.21%		1.21%		1.23%		1.26%		1.28%
Coverage ratio(1)	178.6%		181.2%		179.3%		180.0%		166.7%
Annualized net chargeoffs to average loans(2)	0.01%		0.02%		0.07%		0.05%		0.05%
Allowance for loan losses to annualized net chargeoffs(2)	123.3	x	52.1	x	17.5	x	25.3	x	24.9	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended March 31, 2018			Three months ended March 31, 2017
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$156,593	750	1.92%	$142,495	595	1.67%
Mortgage backed securities and collateralized mortgage obligations-residential	313,753	1,763	2.25	367,956	1,958	2.13
State and political subdivisions	515	10	7.81	873	19	8.71
Corporate bonds	33,297	133	1.60	41,580	151	1.45
Small Business Administration-guaranteed participation securities	67,106	352	2.10	78,591	415	2.11
Mortgage backed securities and collateralized mortgage obligations-commercial	9,775	42	1.71	10,089	23	0.91
Other	685	5	2.52	685	4	2.34

Total securities available for sale	581,724	3,055	2.12	642,269	3,165	1.97

Federal funds sold and other short-term Investments	528,947	2,017	1.55	641,126	1,246	0.78

Held to maturity securities:
Corporate bonds	-	-	-	9,992	154	6.16
Mortgage backed securities and collateralized mortgage obligations-residential	26,799	260	3.88	34,303	316	3.68

Total held to maturity securities	26,799	260	3.88	44,295	470	4.24

Federal Reserve Bank and Federal Home Loan Bank stock	8,779	77	6.00	9,579	134	5.60

Commercial loans	185,646	2,420	5.21	187,590	2,429	5.18
Residential mortgage loans	3,148,735	32,257	4.11	2,911,987	30,367	4.17
Home equity lines of credit	306,290	3,210	4.25	330,338	3,085	3.74
Installment loans	8,365	205	9.90	8,228	169	8.22

Loans, net of unearned income	3,649,036	38,092	4.19	3,438,143	36,050	4.19

Total interest earning assets	4,795,285	43,501	3.64	4,775,412	41,065	3.44

Allowance for loan losses	(44,393)			(44,236)
Cash & non-interest earning assets	124,867			130,186

Total assets	$4,875,759			$4,861,362

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$877,776	106	0.05%	$809,039	124	0.06%
Money market accounts	547,136	439	0.33	580,006	466	0.32
Savings	1,260,360	419	0.13	1,274,757	430	0.13
Time deposits	1,080,893	2,860	1.07	1,133,942	2,283	0.81

Total interest bearing deposits	3,766,165	3,824	0.41	3,797,744	3,303	0.35
Short-term borrowings	234,384	358	0.62	229,719	349	0.61

Total interest bearing liabilities	4,000,549	4,182	0.42	4,027,463	3,652	0.36

Demand deposits	386,563			370,552
Other liabilities	29,129			26,781
Shareholders' equity	459,519			436,566

Total liabilities and shareholders' equity	$4,875,760			$4,861,362

Net interest income, tax equivalent		39,319			37,413

Net interest spread			3.22%			3.08%

Net interest margin (net interest income to total interest earning assets)			3.29%			3.14%

Tax equivalent adjustment		(4)			(13)

Net interest income		39,315			37,400

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	03/31/18	12/31/17	03/31/17

Tangible Equity to Tangible Assets
Total Assets	4,931,564	4,908,008	4,886,743
Less: Intangible assets	553	553	553
Tangible assets	4,931,011	4,907,455	4,886,190

Equity	$462,097	458,308	438,700
Less: Intangible assets	553	553	553
Tangible equity	461,544	457,755	438,147
Tangible Equity to Tangible Assets	9.36%	9.33%	8.97%
Equity to Assets	9.37%	9.34%	8.98%

	3 Months Ended
Efficiency Ratio	03/31/18	12/31/17	03/31/17

Net interest income (fully taxable equivalent)	$39,319	39,259	37,413
Non-interest income	4,679	4,288	4,727
Revenue used for efficiency ratio	43,998	43,547	42,140
Recurring expense	24,155	23,536	24,019
Less: Other real estate expense, net	372	401	499
Expense used for efficiency ratio	23,783	23,135	23,520

Efficiency Ratio	54.05%	53.13%	55.81%

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